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                                                                     EXHIBIT 2.4



      LIST BRIEFLY IDENTIFYING THE CONTENTS OF ALL OMITTED SCHEDULES TO THE
                                CREDIT AGREEMENT


Defined terms used herein have the meaning attributed to them in the Credit Agreement.

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
Exhibit A    -      Notice of Borrowing: form of notice to be given by the
                    Borrower to request a Borrowing under the Credit Agreement.

Exhibit B-1  -      Tranche A Term Note: form of promissory note evidencing
                    Borrower's obligation to pay principal of, and interest on, the Tranche A Term Loans.

Exhibit B-2  -      Tranche B Term Note: form of promissory note evidencing
                    Borrower's obligation to pay principal of, and interest on, the Tranche B Term Loans.

Exhibit B-3  -      Revolving Note: form of promissory note evidencing
                    Borrower's obligation to pay principal of, and interest on, the Revolving Loans.

Exhibit B-4  -      Swingline Note: form of promissory note evidencing
                    Borrower's obligation to pay principal of, and interest on, the Swingline Loans.

Exhibit C    -      Letter of Credit Request: form of written notice to be given by Borrower if it desires that a Letter of Credit be issued for its account.

Exhibit D    -      Section 4.04(b)(ii) Certificate: form of a certificate to
                    be issued by a Lender certifying that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal
                    Revenue Code of 1986, as amended.

Exhibit E-1  -      Opinion of Wilson Sonsini Goodrich & Rosati: form of opinion of Wilson Sonsini Goodrich & Rosati to be issued at the closing.

Exhibit E-2  -      Opinion of Winthrop, Stimson, Putnam & Roberts: form of
                    opinion of Winthrop, Stimson, Putnam & Roberts to be issued at the closing.

Exhibit F    -      Officer's Certificate: form of a statement of an officer of the Borrower certifying as to incumbency, certificate of incorporation, by-laws, board resolutions and bring down of the representations and warranties.

Exhibit G    -      Pledge Agreement: form of pledge agreement by and among the
                    Borrower, certain Subsidiaries and Bankers Trust Company as
                    Collateral Agent for the benefit of the Lenders whereby the
                    Borrower and such subsidiaries pledge the accounts to which any collateral may be credited, securities, limited
                    liability company interests, partnership interests, security entitlements, financial assets and all proceeds of the
                    foregoing owned by the Borrower or those subsidiaries from time to time, to the Lenders.
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
Exhibit H    -      Security Agreement: form of security agreement by and among the Borrower, certain Subsidiaries and Bankers Trust Company as Collateral Agent for the benefit of the Lenders, whereby the Borrower and such subsidiaries grant a security interest in any receivables, contract and contract rights, inventory, equipment, trademarks, patents, copyrights, computer programs (including all intellectual property rights therein) and all other proprietary information (including trade secret rights), all other goods, general intangibles, investment property, permits, chattel paper, documents, instruments and other assets (including cash), cash collateral accounts and all other bank accounts and all proceeds of the foregoing, now existing or from time to time acquired by the Borrower or those subsidiaries to Bankers
                    Trust Company for the benefit of the Lenders.

Exhibit I    -      Subsidiaries Guarantee: form of guarantee issued by certain
                    Subsidiaries to the Lenders whereby each such subsidiary guarantees certain obligations of the Borrower under certain
                    Credit Documents.

Exhibit J    -      Solvency Certificate: form of certificate to be issued by
                    the Chief Financial Officer of the Borrower certifying certain aspects of the Borrowers financial situation.

Exhibit K    -      Assignment and Assumption Agreement: form of agreement
                    whereby a Lender may assign its commitments and outstanding loans to a replacement lender.

Exhibit L    -      Intercompany Note: form of promissory note to evidence
                    intercompany loans which may be made between or among the Borrower or its Subsidiaries.

Exhibit M    -      Subordination Provisions: form of provisions providing that a certain note of the undersigned payor to be attached to the provisions are subordinated to any Senior Indebtedness of such payor.
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